     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 1997

                                           REGISTRATION STATEMENT NO. 333-25279

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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                ---------------

                              AMENDMENT NO. 5 TO

                                   FORM S-11

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

                                ---------------

                            BOSTON PROPERTIES, INC.
     (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENTS)

                              8 ARLINGTON STREET
                          BOSTON, MASSACHUSETTS 02116
                                (617) 859-2600
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                        MORTIMER B. ZUCKERMAN, CHAIRMAN
            EDWARD H. LINDE, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            BOSTON PROPERTIES, INC.
                              8 ARLINGTON STREET
                          BOSTON, MASSACHUSETTS 02116
                                (617) 859-2600
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:

       GILBERT G. MENNA, P.C.                WALLACE L. SCHWARTZ, ESQ.
    GOODWIN, PROCTER & HOAR LLP                SKADDEN, ARPS, SLATE,
           EXCHANGE PLACE                       MEAGHER & FLOM LLP
    BOSTON, MASSACHUSETTS 02109                  919 THIRD AVENUE
           (617) 570-1000                    NEW YORK, NEW YORK 10022
                                                  (212) 735-3000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                EXPLANATORY NOTE

  This Amendment No. 5 to this Registration Statement is an exhibit-only filing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The following table itemizes the expenses incurred by the Company in connection with the offering of the shares of Common Stock being registered hereby. All of the amounts shown are estimates, except the Securities and Exchange Commission Registration Fee.

                                    ITEM                                AMOUNT
                                    ----                               --------
      Securities and Exchange Commission Registration Fee............. $273,561
      NASD Fee........................................................   30,500
      New York Stock Exchange Listing Fee.............................  210,600
      Transfer Agent's and Registrar's Fees...........................        *
      Printing Fees...................................................        *
      Legal Fees and Expenses (other than Blue Sky)...................        *
      Accounting Fees and Expenses....................................        *
      Blue Sky Fees and Expenses (including fees of counsel)..........        *
      Miscellaneous Expenses..........................................        *
                                                                       --------
        Total......................................................... $      *
                                                                       ========

--------
* To be filed by amendment.

ITEM 31. SALES TO SPECIAL PARTIES.

  See Item 32.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

  On April 8, 1997, the Operating Partnership was formed with Boston Properties, Inc., a Massachusetts Corporation ("BP-Massachusetts"), as general partner and an affiliate as a limited partner. The sale of the interests in the Operating Partnership was made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

  On April 9 and 15, 1997, the Company entered into an Omnibus Option Agreement (or, in the case of one entity, a similar agreement) with a total of 80 individuals (the "Individuals") and entities ("Entities") (including entities such as trusts or limited partnerships in which one or more of the Individuals may have the primary economic or a controlling interest). None of the Entities was formed for the purpose of entering into the Omnibus Option Agreement and acquiring OP Units. Such agreement provides that the Operating Partnership can, at its option and without any further action by such Individuals or Entities, acquire all or any of the interests of the Individuals or Entities in the 74 Properties (collectively, the "Interests"). The right of the Operating Partnership to acquire all or any of the Interests from the Individuals and Entities and to issue OP Units in exchange therefor is subject only to the fulfillment of conditions (principally, the completion of the Offering) beyond the control of the Individuals and Entities. The total number of OP Units that will be issued to the Individuals and Entities will depend on the final offering price of a share of Common Stock in the Offering. Such agreement was entered into and will be consummated in reliance on Section 4(2) of, and Regulation D under, the Securities Act.

  On April 11, 1997, BP-Massachusetts and Boston Properties, Inc., a Delaware corporation ("BP-Delaware"), and the Operating Partnership, entered into a number of agreements (including a merger agreement and a contribution agreement) that memorializes (i) the issuance of Common Stock by BP-Delaware to the stockholders of BP-Massachusetts (Messrs. Zuckerman and Linde) upon consummation of a reincorporation merger in connection with the Formation Transactions and (ii) the contribution to the Operating Partnership of the proceeds of the Offering and the management and development operations currently held by BP-Massachusetts. Such agreements were entered into and will be consummated in reliance on Section 4(2) of the Securities Act.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Company's Certificate, as amended, and Bylaws provide certain limitations on the liability of the Company's directors and officers for monetary damages to the Company. The Certificate and Bylaws obligate the Company to indemnify its directors and officers, and permit the Company to indemnify its employees and other agents, against certain liabilities incurred in connection with their service in such capacities. These provisions could reduce the legal remedies available to the Company and the stockholders against these individuals. See "Certain Provisions of Delaware Law and The Company's Certificate and Bylaws-- Limitation of Liability and Indemnification."

  The Company's Certificate limits the liability of the Company's directors and officers to the Company to the fullest extent permitted from time to time by Delaware law. The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any bylaw, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner that he reasonably believed was in or not opposed to the corporation's best interests and in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

  The Company has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require, among other matters, that the Company indemnify its directors and officers to the fullest extent permitted by law and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and may cover directors and officers under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to directors and officers that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or the Stockholders to eliminate the rights it provides. It is the position of the SEC that indemnification of directors and officers for liabilities under the Securities Act of 1933, as amended (the "Securities Act") is against public policy and unenforceable pursuant to
Section 14 of the Securities Act.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

  Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

  (b) Exhibits. The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement.

 EXHIBIT NO. DESCRIPTION
 ----------- -----------
    *1.1     --Form of U.S. Purchase Agreement
    *1.2     --Form of International Purchase Agreement

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     *1.1    --Form of U.S. Purchase Agreement
     *1.2    --Form of International Purchase Agreement
     +3.1    --Form of Amended and Restated Certificate of Incorporation of the
               Company
     +3.2    --Form of Amended and Restated Bylaws of the Company
      4.1    --Form of Shareholder Rights Agreement dated as of June   , 1997
               between the Company and BankBoston, N.A., as Rights Agent.
      4.2    --Form of Certificate of Designation for Series X Junior
               Participating Cumulative Preferred Stock, par value $.01 per share
      4.3    --Form of Common Stock Certificate
      5.1    --Opinion of Goodwin, Procter & Hoar LLP regarding legality of the shares of the Common Stock issued
      8.1    --Opinion of Goodwin, Procter & Hoar LLP regarding tax matters
     10.1    --Form of Amended and Restated Agreement of Limited Partnership of
               the Operating Partnership
     10.2    --1997 Stock Option and Incentive Plan
    +10.3    --Form of Noncompetition Agreement between the Company and
               Mortimer B. Zuckerman
    +10.4    --Form of Employment and Noncompetition Agreement between the
               Company and Edward H. Linde
     10.5    --Form of Employment Agreement between the Company and certain executive officers
     10.6    --Form of Indemnification Agreement between the Company and each of its directors and executive officers
    +10.7    --Omnibus Option Agreement by and among Boston Properties Limited
               Partnership (the "Operating Partnership") and the Grantors named therein dated as of April 9, 1997
    *10.8    --Revolving Credit Agreement with BankBoston, N.A.
    +10.9    --Form of Registration Rights Agreement among the Company and the persons named therein
   *10.10    --Form of Hotel Lease Agreement
   +10.11    --Option Agreement between Boston Properties Limited Partnership and Square 36 Properties Limited Partnership dated April 15, 1997
   +10.12    --Form of Certificate of Incorporation of Boston Properties
               Management, Inc.
   +10.13    --Form of By-laws of Boston Properties Management, Inc.
   +10.14    --Form of Limited Liability Agreement of ZL Hotel LLC
   *10.15    --Form of Option Agreement to Acquire the Property known as Sumner
               Square
    10.16    --Loan Modification Agreement between Lexreal Associates and
               Mitsui Seimei America Corporation relating to loan secured by 599
               Lexington Avenue
    10.17    --Loan Modification and Extension Agreement by and between
               Southwest Market Limited Partnership, a District of Columbia
               limited partnership, Mortimer B. Zuckerman and Edward H. Linde and the Sumitomo Bank, Limited, for One Independence Square,
               dated as of September 26, 1994
    10.18    --Loan Modification and Extension Agreement by and among Southwest
               Market Limited Partnership, a District of Columbia limited partnership, Mortimer B. Zuckerman and Edward H. Linde and the
               Sumitomo Bank, Limited, for Two Independence Square, dated as of
               September 26, 1994
    10.19    --Construction Loan Agreement by and between the Sumitomo Bank,
               Limited and Southwest Market Limited Partnership, dated as of
               August 21, 1990
    10.20    --Construction Loan Agreement by and between the Sumitomo Bank,
               Limited and Southwest Market Limited Partnership for Two
               Independence Square, dated as of February 22, 1991
   *10.21    --Consent and Loan Modification Agreement regarding One
               Independence Square between the Sumitomo Bank, Limited and
               Southwest Market Limited Partnership dated as of June  , 1997
   *10.22    --Consent and Loan Modification Agreement regarding Two
               Independence Square between the Sumitomo Bank, Limited and
               Southwest Market Limited Partnership dated as of June  , 1997
    10.23    --Form of Amended and Restated Loan Agreement between Square 36
               Office Joint Venture and the Sanwa Bank Limited dated as of June
                , 1997
    10.24    --Indemnification Agreement between Boston Properties Limited
               Partnership and Mortimer B. Zuckerman and Edward H. Linde

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
     21.1    --Schedule of Subsidiaries of the Company
    +23.1    --Consent of Coopers & Lybrand, L.L.P.
    +23.3    --Consent of Spaulding & Slye
     23.4    --Consent of Goodwin, Procter & Hoar llp (included in Exhibits 5.1 and 8.1)
    +23.5    --Consent of Mr. Patricof to be named as a proposed director
    +23.6    --Consent of Mr. Seidenberg to be named as a proposed director
    +23.7    --Consent of Mr. Turchin to be named as a proposed director
    +27.1    --Financial Data Schedule

--------
*  To be filed by amendment
+  Previously filed

ITEM 36. UNDERTAKINGS.

  (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (c) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, BOSTON PROPERTIES, INC. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-11 AND HAS DULY CAUSED THIS AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BOSTON, THE COMMONWEALTH OF MASSACHUSETTS, ON THIS 12TH DAY OF JUNE, 1997.

                                          Boston Properties, Inc.

                                                    /s/ Edward H. Linde
                                          By: _________________________________
                                            NAME: EDWARD H. LINDE
                                            TITLE: PRESIDENT AND CHIEF
                                                 EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                         TITLE                DATE

      /s/ Mortimer B. Zuckerman         Chairman of the         June 12, 1997
-------------------------------------    Board of Directors
        MORTIMER B. ZUCKERMAN

         /s/ Edward H. Linde            President and Chief     June 12, 1997
-------------------------------------    Executive Officer,
           EDWARD H. LINDE               Director (Principal
                                         Executive Officer)

          /s/ David G. Gaw              Chief Financial         June 12, 1997
-------------------------------------    Officer (Principal
            DAVID G. GAW                 Financial Officer
                                         and Principal
                                         Accounting Officer)

                                 EXHIBIT INDEX

 EXHIBIT NO.                         DESCRIPTION                           PAGE
 -----------                         -----------                           ----
     *1.1    --Form of U.S. Purchase Agreement
     *1.2    --Form of International Purchase Agreement
     +3.1    --Form of Amended and Restated Certificate of Incorporation
               of the Company
     +3.2    --Form of Amended and Restated Bylaws of the Company
      4.1    --Form of Shareholder Rights Agreement dated as of June   ,
               1997 between the Company and BankBoston, N.A., as Rights
               Agent
      4.2    --Form of Certificate of Designation for Series X Junior
               Participating Cumulative Preferred Stock, par value $.01
               per share
      4.3    --Form of Common Stock Certificate
      5.1    --Opinion of Goodwin, Procter & Hoar LLP regarding legality of the shares of the Common Stock issued
      8.1    --Opinion of Goodwin, Procter & Hoar LLP regarding tax
               matters
     10.1    --Form of Amended and Restated Agreement of Limited
               Partnership of the Operating Partnership
     10.2    --1997 Stock Option and Incentive Plan
    +10.3    --Form of Noncompetition Agreement between the Company and
               Mortimer B. Zuckerman
    +10.4    --Form of Employment and Noncompetition Agreement between
               the Company and Edward H. Linde
     10.5    --Form of Employment Agreement between the Company and
               certain executive officers
     10.6    --Form of Indemnification Agreement between the Company and each of its directors and executive officers
    +10.7    --Omnibus Option Agreement by and among Boston Properties
               Limited Partnership (the "Operating Partnership") and the
               Grantors named therein dated as of April 9, 1997
    *10.8    --Revolving Credit Agreement with BankBoston, N.A.
    +10.9    --Form of Registration Rights Agreement among the Company
               and the persons named therein
   *10.10    --Form of Hotel Lease Agreement
   +10.11    --Option Agreement between Boston Properties Limited
               Partnership and Square 36 Properties Limited Partnership
               dated April 15, 1997
   +10.12    --Form of Certificate of Incorporation of Boston Properties
               Management, Inc.
   +10.13    --Form of By-laws of Boston Properties Management, Inc.
   +10.14    --Form of Limited Liability Agreement of ZL Hotel LLC
   *10.15    --Form of Option Agreement to Acquire the Property known as
               Sumner Square
    10.16    --Loan Modification Agreement between Lexreal Associates
               and Mitsui Seimei America Corporation relating to loan
               secured by 599 Lexington Avenue
    10.17    --Loan Modification and Extension Agreement by and between
               Southwest Market Limited Partnership, a District of
               Columbia limited partnership, Mortimer B. Zuckerman and
               Edward H. Linde and the Sumitomo Bank, Limited, for One
               Independence Square, dated as of September 26, 1994
    10.18    --Loan Modification and Extension Agreement by and among
               Southwest Market Limited Partnership, a District of
               Columbia limited partnership, Mortimer B. Zuckerman and
               Edward H. Linde and the Sumitomo Bank, Limited, for Two
               Independence Square, dated as of September 26, 1994
    10.19    --Construction Loan Agreement by and between the Sumitomo
               Bank, Limited and Southwest Market Limited Partnership,
               dated as of August 21, 1990
    10.20    --Construction Loan Agreement by and between the Sumitomo
               Bank, Limited and Southwest Market Limited Partnership for
               Two Independence Square, dated as of February 22, 1991

 EXHIBIT NO.                         DESCRIPTION                           PAGE
 -----------                         -----------                           ----
   *10.21    --Consent and Loan Modification Agreement regarding One
               Independence Square between the Sumitomo Bank, Limited and
               Southwest Market Limited Partnership dated as of June  ,
               1997
   *10.22    --Consent and Loan Modification Agreement regarding Two
               Independence Square between the Sumitomo Bank, Limited and
               Southwest Market Limited Partnership dated as of June  ,
               1997
    10.23    --Form of Amended and Restated Loan Agreement between
               Square 36 Office Joint Venture and the Sanwa Bank Limited
               dated as of June  , 1997
    10.24    --Indemnification Agreement between Boston Properties
               Limited Partnership and Mortimer B. Zuckerman and Edward
               H. Linde
     21.1    --Schedule of Subsidiaries of the Company
    +23.1    --Consent of Coopers & Lybrand, L.L.P.
    +23.3    --Consent of Spaulding & Slye
     23.4    --Consent of Goodwin, Procter & Hoar LLP (included in
               Exhibits 5.1 and 8.1)
    +23.5    --Consent of Mr. Patricof to be named as a proposed
               director
    +23.6    --Consent of Mr. Seidenberg to be named as a proposed
               director
    +23.7    --Consent of Mr. Turchin to be named as a proposed director
    +27.1    --Financial Data Schedule

--------
*  To be filed by amendment
+  Previously filed